Exhibit 5.1


                              O'MELVENY & MYERS LLP

                              400 SOUTH HOPE STREET
                       LOS ANGELES, CALIFORNIA 90071-2899

                             TELEPHONE 213/430-6000
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August 20, 2002                                                  Our File Number
                                                                     285,310-005
                                                            Writer's Direct Dial
                                                                    213-430-6643
                                                         Writer's E-Mail Address
                                                                rboehmer@omm.com
Fremont General Corporation
2020 Santa Monica Boulevard, Suite 600
Santa Monica, California 90404

        Re: Registration Statement of Fremont General Corporation

Ladies and Gentlemen:

     This opinion is rendered in connection with the filing by Fremont General Corporation, a Nevada corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to register 674,700 shares of the Common Stock, par value $1.00 per share, of the Company (the "Shares") to be issued pursuant to the Company's 1997 Stock Plan (the "Plan").

     In our capacity as your counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate.

     On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that, when the Shares are (i) issued and paid for in accordance with any appropriate action or authorization by the Board of Directors of the Company or an authorized committee thereof as required or contemplated under the Plan, (ii) issued and paid for in accordance with the provisions of the Plan and relevant agreements duly authorized by and completed in accordance with the terms of the Plan, and (iii) evidenced by certificates countersigned by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and non-assessable.


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O'Melveny & Meyers LLP
August 20, 2002 - Page 2



     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                                 Respectfully submitted,

                                                 /s/ O'Melveny & Myers LLP
                                                 --------------------------
                                                 O'MELVENY & MYERS LLP